Exhibit 10.1

Confirmation of Forward Stock Sale

Transaction

Amended and Restated November 1, 2004

ML Ref: 0383828 AM2

To:	Boston Private Financial Holdings, Inc.
Ten Post Office Square
Boston, MA 02109

From:	Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9L4

From:	Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Solely as Agent
tel: (212) 449-3149
fax: (212) 449-2697

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to amend and restate the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Party A and Party B undertake to use all reasonable efforts promptly to negotiate, execute and deliver an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”). Until we execute and deliver that Agreement, this Confirmation, together with all other documents referring to the ISDA Form confirming transaction entered into between us shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form with the a Schedule thereto with the elections and variables set forth in Part 5 of this Confirmation. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for purposes of this Transaction.

This Confirmation shall supplement, form a part of, and be subject to such Agreement. Until you and we execute and deliver the Agreement, this Confirmation (together with all other Confirmations of Transactions previously entered into between us, notwithstanding anything to the contrary therein) shall supplement, form a part of, and be subject to the 1992 ISDA Master Agreement as if, on the Trade Date of the first such Transaction between us, you and we had executed that agreement (without any Schedule thereto but as supplemented in the manner provided in Section 5 hereof).

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Merrill Lynch International.

Party B:	Boston Private Financial Holdings, Inc.

Trade Date:	December 11, 2003

Amended and Restated Effective Date:	November 1, 2004

Base Amount:	Initially, 1,600,000 Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	December 31, 2005

Forward Price:	On the Trade Date, the Initial Forward Price. On any Settlement Date, the Initial Forward Price multiplied by the sum of (i) 1 plus (ii) the Daily Rate for each calendar day since the Effective Date.

Initial Forward Price:	Shall be as defined in the table below.

During Period (Dates are inclusive):	Initial Forward Price:
From September 30, 2004 until January 16, 2005	$22.736
From January 17, 2005 until April 16, 2005	$22.666
From April 17, 2005 until July 16, 2005	$22.596
From July 17, 2005 until October 16, 2005	$22.526
From October 17, 2005 until December 31, 2005	$22.456

Daily Rate:	For any day, (i)(A) USD-Federal Funds-H.15 minus (B) the Spread divided by (ii) 365.

Spread:	1.50%.

Shares:	Common Stock, $1.00 par value per share, of Boston Private Financial Holdings, Inc. (the “Issuer”) (Exchange identifier: “BPFH”).

Exchange:	NASDAQ.

Related Exchange(s):	The principal exchanges(s) for options contracts or futures contracts, if any, with respect to the Shares.

Clearance System:	DTC.

Calculation Agent:	Merrill Lynch International.

Settlement Terms:

Settlement Date:	Any Exchange Business Day following the Effective Date and up to and including the Maturity Date, as designated by Party B in a written notice (a “Settlement Notice”) delivered to Party A at least (i) ten Exchange Business Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) twenty Exchange Business Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Stock Settlement applies; provided that the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero; and provided further that no more than three Settlement Dates other than the Maturity Date may be designated by Party B.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount.

Settlement:	Physical, Cash, or Net Stock, at the election of Party B as set forth in the Settlement Notice; provided that Physical Settlement shall apply (i) if no Settlement Method is selected, (ii) a Suspension Period exists on any day during the 15 Exchange Business Days immediately preceding a Settlement Date, or (iii) a Stock Borrow Event has occurred.

Physical Settlement:	On any Settlement Date in respect of which Party B has elected, or is deemed to have elected, Physical Settlement, Party B shall deliver to Party A a number of Shares equal to the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.

Physical Settlement Amount:	For any Settlement Date in respect of which Party B has elected, or is deemed to have elected, Physical Settlement, an amount in cash equal to the product of the Forward Price on such Settlement Date and the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Party B has elected Cash Settlement, if the Cash Settlement Amount is a positive number, Party A will pay the Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of the Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to: (i)(A) the Forward Price minus (B) the volume-weighted average price of the Shares over the immediately preceding 15 Exchange Business Days, or such other number of Exchange Business Days as may be agreed upon mutually by Party A and Party B. (“Current Market Value”) multiplied by (ii) the Settlement Shares.

Net Stock Settlement:	On any Settlement Date in respect of which Party B has elected Net Stock Settlement, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver a number of Shares to Party B equal to the Net Stock Settlement Shares, and (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the Net Stock Settlement Shares.

Net Stock Settlement
Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the fair market value per share of the Shares as determined by the Calculation Agent.

Net Stock Settlement
Fee:	For any Settlement Date in respect of which Party B has elected Net Stock Settlement, Party B shall pay to Party A on such Settlement Date a fee of $0.03 multiplied by the Settlement Shares.

Settlement Currency:	USD.

Failure to Deliver:	Applicable.

Suspension of Cash or Net Stock Settlement:

Suspension Period:	Any day on which Party A determines based on the advice of counsel that Cash or Net Stock Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.Notwithstanding any provision in this Agreement to the contrary, (a) Party B agrees that it shall not elect Cash or Net Stock Settlement if Cash or Net Stock Settlement may violate applicable securities laws, and (b) Physical Settlement shall apply if a Suspension Period is in effect at any time during the 15 Exchange Business Days immediately preceding a Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:

(a)	Share-for-Share:	Cancellation and Payment.
(b)	Share-for-Other:	Cancellation and Payment.
(c)	Share-for-Combined:	Cancellation and Payment.
(d)	Nationalization or Insolvency:	Cancellation and Payment.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Payment Date.
Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Payment Date.
Delivery of Shares to Party A:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Purchase Agreement dated the date hereof among Party B, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Sandler O’Neill & Partners, L.P. (the “Purchase Agreement”) and any certificate delivered pursuant thereto by Party B be true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B have performed all of the obligations required to be performed by it under the Purchase Agreement on or prior to the Effective Date and (iii) the satisfaction of all of the conditions set forth in Section 5 of the Pricing Agreement.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall then be issuable upon Physical Settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing on the Exchange.

(c)	Party B agrees not to repurchase any Shares if, immediately following such repurchase, the Base Amount would be equal to or greater than 4.9% of the number of then-outstanding Shares.

(d)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

Compliance with Securities Laws:

Party A represents and warrants as follows:

(a)	in connection with bids and purchases of Shares in connection with this Transaction, Party A shall comply, or cause compliance, with the timing and volume provisions of Rule 10b-18(b)(2) and (4) under the Exchange Act;

(b)	in connection with bids and purchases of Shares in connection with this Transaction, Party A shall use its best efforts to comply, or cause compliance, with the price provisions of Rule 10b-18(b)(3) under the Exchange Act; provided, however, that Party A shall not be obligated to comply with clauses (a) and (b) above in the event and only to the extent that Party A is required to purchase any Shares as a result of a Stock Borrow Event (as hereinafter defined).

Party B represents and warrants as follows:

(a)	neither Party B nor any of its affiliates shall take any action that would cause any purchases of Shares by Party A in connection with this Transaction not to comply with Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Covenant of Party B:

The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date and returned by Party A to securities lenders from whom Party A borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended, in the hands of those securities lenders. Accordingly, Party B agrees that the Settlement Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Party A shall use its best efforts to maintain its hedge of its exposure to the Transaction by borrowing sufficient Shares from lenders.

(b)	Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders.

Acceleration Events: An Acceleration Event shall occur if:

(a)	Notwithstanding any other provision hereof, if, in the judgment of the Calculation Agent, Party A is unable to hedge Party A’s exposure to the Transaction because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) it is otherwise commercially impracticable, (each of (i) and (ii) a “Stock Borrow Event”) then Party A shall have the right to designate any Exchange Business Day to be a Settlement Date on at least two Exchange Business Days’ notice, and to select the number of Settlement Shares for such Settlement Date; provided that the number of Settlement Shares for any Settlement Date so designated by Party A shall not exceed the number of Shares as to which such inability exists, and provided further that Physical Settlement shall apply; or

(b)	Notwithstanding any other provision hereof, if the closing sale price per Share on the Exchange for the regular trading session on any Exchange Business Day occurring after the Trade Date is less than or equal to $8.00, Party A shall have the right to designate any Exchange Business Day to be a Settlement Date on at least fifteen Exchange Business Days’ notice, and to select the number of Settlement Shares for such Settlement Date. Upon the designation of such Settlement Date, Party B shall promptly notify Party A of the settlement method, provided that if Party B fails to do so, Physical Settlement shall apply.

(c)	Notwithstanding any other provision hereof, if the Issuer either a) declares an Extraordinary Dividend, as determined by the Calculation Agent, b) declares a quarterly dividend greater than $0.07 per share or c) an Extraordinary Ex-Dividend Date Event occurs (the events referred to in either a, b or c of this paragraph collectively refer to as a “Dividend Event”), Party A may designate any Exchange Business Day to be a Settlement Date on at least one Exchange Business Days’ notice and Physical Settlement shall apply.

Extraordinary Ex-Dividend Date Event: If the Issuer declares an ex-dividend date in respect of a regular quarterly dividend on a date prior to the 17th day of the month,

Assignment:

Party A may assign or transfer any of its rights or duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B; provided, however, that such assignee’s obligations shall be guaranteed by Merrill Lynch & Co., Inc. in accordance with the Agreement.

Matters relating to Agent:

(a)	As a broker-dealer registered with the U.S. Securities and Exchange Commission, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Agent, will be responsible for (i) effecting the Transaction, (ii) issuing all required confirmations and statements to Party A and Party B and (iii) maintaining books and records relating to the Transaction.

(b)	Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as “agent” for Party A and Party B within the meaning of Rule 15a-6 under the Securities Exchange Act of 1934 in connection with the Transaction.

(c)	The Agent, in its capacity as such, shall have no responsibility or liability (including, without limitation, by way of guarantee, endorsement or otherwise) to Party A or Party B or otherwise in respect of the Transaction, including, without limitation, in respect of the failure of Party A or Party B to pay or perform under this Confirmation, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder.

(d)	Each of Party A and Party B agree to proceed solely against the other to collect or recover any securities or monies owing to Party A or Party B, as the case may be, in connection with or as a result of the Transaction.

(e)	The Agent will be Party A’s agent for service of process for the purpose of Section 13(c) of the Agreement.

Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject under, in connection with, relating to, or arising out of, this Agreement or Transaction with respect to any applicable securities laws and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Party A’s gross negligence, fraud, bad faith and/or willful misconduct.

Miscellaneous

Non-Reliance:	Applicable

Additional Acknowledgements:	Applicable

4.	The Agreement is further supplemented by the following provisions:

Physical Settlement upon Certain Events:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if at any time (i) an Early Termination Date occurs and either party would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, or(ii) a Merger Event occurs and either party would be required to make a payment pursuant to Sections 12.2 and 12.7 of the 2002 Definitions, then in either of such events, in lieu of such payment, the date such payment would have been due shall constitute a Settlement Date and Physical Settlement shall apply, provided, that in the case of a Merger Event, the New Shares and or Other Consideration, as the case may be, shall be delivered by Party B in such amounts as determined by the Calculation Agent.

Agreement Regarding Set-off:

The last sentence of the first paragraph of Section 6(e) of the Agreement shall not apply with respect to the Transaction to the extent that any of the events described in Section 5(a)(vii) of the Agreement occurs with respect to Party B.

Bankruptcy Rights:

In the event of Party B’s bankruptcy, Party A acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to this Transaction that are senior to the claims of common stockholders. For the avoidance of doubt, the parties acknowledge and agree that Party A’s rights with respect to any other claim arising from this Transaction prior to Party B’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to Party A:

Address:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Four World Financial Center
North Tower, 5th Floor
New York, NY 10080
Attention:	Equity-Linked Capital Markets
Telephone No.:	(212) 449-6763
Facsimile No.:	(212) 738-1069

Address for notices or communications to Party B:

Address:	Executive Vice President and General Counsel
Boston Private Financial Holdings, Inc.
Ten Post Office Square
Boston, MA 02109
Attention:	Margaret W. Chambers, Esq.

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

5.	ISDA Master Agreement

With respect to the Agreement, Party A and Party B each agree as follows:

Specified Entities:

(i) in relation to Party A, for the purposes of:

Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

and (ii) in relation to Party B, for the purposes of:

Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A and to Party B.

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” with respect to Party A means USD 100,000,000 (or the U.S. dollar equivalent in any other currency or currencies) and with respect to Party B means USD 10,000,000.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will apply to Party A and to Party B.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Party A and to Party B.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Additional Termination Event. The following shall constitute an Additional Termination Event: None

Tax Representations:

(I)	For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	Party A represents that it is a corporation organized under the laws of England and Wales.

(ii)	Party B represents that it is a corporation incorporated under the laws of the State of Massachusetts.

Tax Forms: For the purpose of Section 4(a)(i) of the Agreement, each party agrees to deliver the following documents to the other party:

For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:-

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Party A and Party B	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Party A and Party B	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Party A and Party B	Copy of its most recent annual report containing audited financial statements	Promptly upon request by the other party	Yes

Party A	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention:	Manager, Fixed Income Settlements
Facsimile No.:	207 995 2004 Telephone No.: 207 9995 3769

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Party B’s address, telephone number or facsimile number should be sent to:

GMI Counsel

Merrill Lynch World Headquarters

4 World Financial Center

New York, New York 10080

Attention: Global Equity Derivatives

Facsimile No.: 212 449-6576 Telephone No.: 212 449-6309

Address for notices or communications to Party B for all purposes:

Margaret W. Chambers, Esq.

ExecutiveVice President and General Counsel

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, MA 02109

With a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: William P. Mayer, Esq.

Process Agent: For the purpose of Section 13(c) of the Agreement, Party A appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222 Broadway, 16th Floor

New York, NY 10038

Attention: Litigation Department

[Party B does not appoint a Process Agent.]

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Party A nor Party B is a Multibranch Party.

Calculation Agent. The Calculation Agent is Party A.

Credit Support Document.

Party A: Guarantee of Merrill Lynch & Co. in the form attached hereto as Exhibit A.

Party B: [None]

Credit Support Provider.

With respect to Party A: Merrill Lynch & Co. and with respect to Party B, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Party B, on the one hand, and Party A, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Common Shares, such that neither party shall be required to deliver any fractional Common Shares.

Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000 and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Party B Representations. Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose to hedge an existing position.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

As of the date hereof, Party B is not insolvent.

FDICIA Representation. Party A represents that it is a “financial institution” for purposes of Section 402 of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (the “Statute”), and the regulations promulgated pursuant thereto because either (A) it is a broker or dealer, a depository institution or a futures commission merchant (as such terms are defined in the Statute) or (B) it will engage in financial contracts (as so defined) as a counterparty on both sides of one or more financial markets (as so defined) and either (I) had one or more financial contracts of a total gross dollar value of at least $1 billion in notional principal amount outstanding on any day during the previous 15-month period with counterparties that are not its affiliates or (II) had total gross mark-to-market positions of at least $100 million (aggregated across counterparties) in one or more financial contracts on any day during the previous 15-month period with counterparties that are not its affiliates.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a) this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to this Transaction to constitute “margin payments” as defined in the Bankruptcy Code; and

(d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first written above:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Agent

By:
Name:
Title:

EXHIBIT A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Boston Private Financial Holdings, Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“ML”), under the terms of the Master Agreement between the Company and ML, dated as of October 6, 2004 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Agreement entered into prior to the effectiveness of such notice of termination.

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This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:
Date:

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